PRC Qingdao Lawyer
中华人民共和国 青岛 律师

Address	No. 81 building, Hongkong east road, 316 266000, Qingdao, PR China
地址	中华人民共和国，山东省青岛市香港东路 316 号，81 号楼，

Status – PR of China attorney of the company PlanET Biogas China Ltd.

现状-中华人民共和国 青岛绿色沼气工程有限公司 律师

To whom it may concern

致相关人士

Confirmation

确认书

I hereby attest, Mr. Lu Xianhui, attorney in charge of the PlanET Biogas China Ltd. That the corporate structure is legal and complies with the Chinese law.

我鲁贤辉，青岛绿色沼气工程有限公司律师，在此证明，公司结构合法，符合中国法律。

Legal representative:	Mr. Andreas Spiegler
Business license number:	91370282MA3CFP3H1C
法人代表	安德烈斯 史佩戈先生
营业执照号码	91370282MA3CFP3H1C

The company is registered in PR China, Qingdao, Jimo under the following address:

PlanET Biogas China Ltd.

Huanxiu Street Office

ShuangLong Industrial Park,

266201 Jimo, Qingdao, PR China

本公司在中国青岛即墨注册，注册地址如下：

青岛绿色沼气工程有限公司

环秀街道办事处

I consent to the inclusion of this opinion with Industrial Technical Holdings Corporation's F-1 registration statement, as amended, filed with the United States Securities and Exchange Commission.

我同意将此意见纳入 ITCH 公司提交给美国证券交易委员会的修正的 F1 注册声明中。

Lu Xianhui　　　　Date: 2020.02. 17th

2020. 2.17

Attorney of PlanET Biogas China Ltd.

No. 81 building, Hongkong east road, 316
266000, Qingdao,
PR China

青岛绿色沼气工程有限公司律师

中华人民共和国，山东省青岛市香港东路 316 号，81 号楼